Exhibit 10.4

PLEDGE OF EQUITY AGREEMENT

BETWEEN

HONG YU

LUO GA

YANG XIAOBEI

AND

YIBO INFORMATION CONSULTING (SHENZHEN) CO., LTD.

March 26, 2010

SHENZHEN, CHINA

Pledge of Equity Agreement

This Agreement is entered into on March 26, 2010 in Shenzhen, China by:

(1) Pledgors (hereinafter collectively referred to as “Party A”):

1. Hong Yu, a citizen of PRC with ID number 530112600104161, owns 79.5% shares of Yunnan Shangri-La Tibetan Pharmaceutical Group Limited;

2. Luo Ga, a citizen of PRC with ID number 53342119650505001X, owns 20% shares of Yunnan Shangri-La Tibetan Pharmaceutical Group Limited;

3. Yang Xiaobei, a citizen of PRC with ID number 110102195506010035, owns 0.5% shares of Yunnan Shangri-La Tibetan Pharmaceutical Group Limited;

and

(2) Pledgee (hereinafter referred to as “Party B”): Yibo Information Consulting (Shenzhen) Co., Ltd.，a company registered in Shenzhen, PRC, and the registration number of its legal and valid Business License is 440301503371231;

Whereas:

1. Party A consists of all of the shareholders of Yunan Shangri-La Tibetan Pharmaceutical Group Limited (hereinafter referred to as Shangri-La Group), who legally hold all of the equity interest of Shangri-La Group.

2. Yibo Information Consulting (Shenzhen) Co., Ltd. is a company incorporated and existing within the territory of PRC in accordance with the law of PRC, the registration number of its legal valid business license is 440301503371231 and its legal registered address is B#6D11, Zhongshen Garden, South Caitian Rd., Futian, Shenzhen, China.

3. Shangri-La Group is a company incorporated and existing within the territory of PRC in accordance with the law of PRC, the registration number of its legal valid business license is 533400000001833 and its legal registered address is #53 Niwang Road, Shangri-La County, Yunnan Province, China.

4. Party B intends to acquire all of the equity interests or assets of Shangri-La Group. Prior to the completion of such acquisition, Party A agreed to entrust the management and operation of Shangri-La Group to Party B. In order to protect the interests of Party B, Party A agrees to pledge the 100% of equity interest of Shangri-La Group they own to Party B.

5. Party B accepts the pledge of the equity interest by Party A.

Therefore, in accordance with applicable laws and regulations of the People’s Republic of China, the Parties hereto reach the Agreement through friendly negotiation on the principle of equality and mutual benefit and abide by the following terms and conditions

Article 1 Guaranteed Obligations

The equity interest pledged to guarantee shall be all of the rights and interests Party A is entitled to under all of the following listed agreements by and among Party A and Party B:

(a) Entrusted Management Agreement, by and between Party A, Shangri-La Group and Party B on March 26, 2010 in Shenzhen;

(b) Exclusive Option Agreement by and among Party A, Shangri-La Group and Party B on March 26, 2010 in Shenzhen;

(c) Shareholders’ Voting Proxy Agreement, by and between Party A and Party B on March 26, 2010 in Shenzhen;

Article 2 Pledged Properties

Party A pledges, by way of first priority pledge, all of its rights, title and interest, in, to and under all or any part of:

(a) 100% of the equity interest in Shangri-La Group;

(b) 100% of the registered capital (“Registered Capital”) of Shangri-La Group;

(c) all investment certificates and other documents in respect of the Registered Capital of Shangri-La Group;

(d) all money, dividends, interest and benefits at any time arising in respect of all the equity interest and Registered Capital of Shangri-La Group; and

(e) all voting rights and all other rights or benefits attached to or accruing to the equity interest or the Registered Capital of Shangri-La Group to Party B.

Article 3 Scope of Guaranteed Obligations

The scope of the guaranteed obligations shall be all rights and interests Party A is entitled to obtain in accordance with all the agreements signed by and among Party A and Party B.

Article 4 Pledge Procedure and Registration

Upon the execution date of this Agreement, Party A shall try its best efforts to process the registration procedures with relevant Administration for Industry and Commerce concerning the pledged equity interest herein and ensure that all other approval(s) from or registration with other relevant PRC authorities can be granted or duly secured.

Article 5 Transfer of Pledged Equity Interest

Party A shall not transfer any of the pledged equity interest without the prior written consent of Party B during the term of this agreement.

Article 6 Effectiveness, Modification and Termination

6.1	This Agreement shall go into effect when it is signed by the authorized representatives of the Parties with seals affixed;

6.2	Upon the effectiveness of this Agreement, unless otherwise agreed upon by the parties hereto, neither party may modify or terminate this Agreement. Any modification or termination shall be in writing after both parties’ consultations. The provisions of this Agreement remain binding upon both parties prior to any written agreement on modification or termination.

Article 7 Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes settlement under this Agreement shall be governed by the laws of PRC.

Article 8 Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed as breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 9 Settlement of Dispute

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission South China Sub-commission in accordance with its rules then in effect. The arbitration shall take place in Shenzhen. The arbitration award shall be final, conclusive and binding upon both parties.

Article 10 Severability

10.1	Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2	In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Miscellaneous

11.1	The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement.

11.2	The Agreement shall be executed in five copies, both in Chinese and English. Each party holds one Chinese and one English original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force, and both the English version and Chinese version shall have the same effect.

11.3	In witness hereof, the Parties hereto have executed this Agreement on the date described in the first page.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

(Page of signatures only)

Dated: March 26, 2010

Party A:

Hong Yu (Signature)

Luo Ga (Signature)

Yang Xiaobei (Signature)

Party B:

Yibo Information Consulting (Shenzhen) Co., Ltd. (Official seal)

Authorized representative: Tiangui Li (Signature)